SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to
       Section 14(a) of the Securities Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]     Preliminary  Proxy Statement

[   ]     Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))

[ X ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      Mercantile Stores Company, Inc.
             (Name of Registrant as Specified In Its Charter)
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[ X]  No fee required

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11

   1) Title of each class of securities to which transaction applies:     N/A

   2) Aggregate Number of securities to which transaction applies:        N/A

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
      the filing fee is calculated and state how it was determined):      N/A

   4) Proposed maximum aggregate value of transaction:                    N/A

   5) Total fee paid:                                                     N/A

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:                                          N/A

     2)  Form, Schedule or Registration Statement No.:                    N/A

     3)  Filing Party:                                                    N/A

     4)  Date Filed:                                                      N/A

                          			Mercantile Stores Company, Inc.
		                             	1100 North Market Street
			                            Wilmington, Delaware 19801

                         NOTICE OF ANNUAL STOCKHOLDERS' MEETING


To the Stockholders:
	NOTICE is hereby given that the annual stockholders' meeting of Mercantile Stores Company, Inc., a Delaware corporation, will be held at 1100 North Market Street, Wilmington Trust Center, Wilmington, Delaware 19801, on Wednesday, May 27, 1998, at 11:00 A.M., for the following purposes, as described in the accompanying proxy statement:

1.	To elect four directors of the Company to serve for a term of three years;
2	To approve Arthur Andersen LLP as independent auditors of the
        Company; and
3.	To transact such other business as may properly come before
        the meeting.

	In lieu of closing the transfer books the Board of Directors has fixed April 10, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at said meeting or at any adjournment or adjournments thereof.


Dated:  April 24, 1998
	William A. Carr,
          Secretary

____________________________________
A proxy card and the annual report of the Company for the fiscal year ended January 31, 1998 are enclosed.

			YOUR VOTE IS IMPORTANT

Each stockholder who does not expect to be present at the meeting is urged to execute the enclosed proxy and mail it promptly in the enclosed envelope which requires no postage.



				PROXY STATEMENT

General
	This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mercantile Stores Company, Inc. (hereinafter called the Company), to be used at the Annual Meeting of the Stockholders of the Company to be held at 1100 North Market Street, Wilmington Trust Center, Wilmington, Delaware 19801, on Wednesday,
May 27, 1998, at 11:00 A.M., for the purposes set forth in the Notice of Meeting. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 24, 1997.

	The accompanying proxy, which is revocable, is solicited by and on behalf of the Board of Directors of the Company. The Company will pay all expenses in connection with preparing, assembling and mailing the proxies and it will reimburse agents or nominees of stockholders for reasonable out-of-pocket and clerical expenses incurred in seeking proxies or authorizations to execute proxies from their principals. In addition to solicitation by mail, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from beneficial owners of shares held of record by brokerage houses, banks and other custodians, nominees or fiduciaries, at a cost not to exceed $6,000 plus reasonable out-of-pocket expenses.

	The enclosed proxy card also serves as a voting instruction to the trustee of the Company's Savings, Profit Sharing and Supplemental Retirement Plan with respect to shares held by the trustee for Plan participants. Participants in the Plan who are also holders of additional shares of common stock will receive one proxy card for all holdings registered in a similar manner. Participants in the Plan will receive a separate proxy card for their individual and Plan holdings if their accounts are not registered in a similar manner. Unvoted shares of the Plan will be voted by the trustee in its discretion.

Voting Rights and Votes Required

	The outstanding voting securities of the Company consist of common shares with a par value of $.14-2/3 per share. There are authorized and issued 36,887,475 shares, of which 138,925 shares are held in the Company's treasury. Only stockholders of record at the close of business on April 10, 1998, are entitled to vote at the meeting and each share of stock is entitled to one vote on all matters. Under the Company's By-laws, a quorum will be present if a majority of the Company's outstanding shares is represented in person or by proxy. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

	Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the four nominees in the absence of instructions to the contrary. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of the independent auditors. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to the approval of the independent auditors, but will not be counted as a vote in favor of the matter. Accordingly, an abstention from voting on the approval of the independent auditors will have the same legal effect as a vote against the matter. Broker non-votes will not be considered as present and entitled to vote with respect to the approval of the independent auditors.

			ELECTION OF DIRECTORS

	The Restated Certificate of Incorporation of the Company divides the Board of Directors into three Classes with the terms of office of the Directors of each Class ending in different years. The term of the Class III Directors expires with this annual meeting. The terms of the Class I and Class II Directors will expire at subsequent annual meetings. The number of directors of the Company to be elected at the Annual Meeting is four. The shares represented by the proxy will be voted by the persons named in the proxy for the election as directors of the nominees named herein to serve until their successors are elected and qualified. In the event that any of the nominees named below should become unavailable, for any reason, it is intended that the persons named in the proxy will vote for a substitute, who will be designated by the Board of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee.

             		  Business Experience and Principal Occupation or	         Year in which
		               Employment during past 5 years; Positions held with	     he first became
Name and Age		   Company; and other Directorships   	 	                   a director
	Class III - Nominees to be elected for term expiring in 2001

JOHN A. HERDEG      Attorney at Law; member of the Audit Committee;              1980
60		                Chairman of the Board of Christiana Bank & Trust
                    Company.

THOMAS J. MALONE    President, Chief Operating Officer and director of           1989
59                  Milliken & Company, manufacturer of textile products;
                    member of the Audit Committee.

ROGER MILLIKEN      Chairman and Chief Executive Officer of Milliken & Company,  1939
82		                manufacturer of textile products; member of the Audit,
 		                 Compensation and Nominating Committees; director of Minot
		                  Mercantile Corporation and Woodbank Mills, Inc.
		                  (see note 11 to "Stock Ownership of Management").

FRANCIS G. RODGERS  Author and lecturer; former Vice President-Marketing,        1987
71 	  	             International Business Machines Corporation; member of the
		                  Compensation Committee; director of Milliken & Company,
		                  manufacturer of textile products, and director of Bergen
		                  Brunswig Corporation and Dialogic Corp.

	Class I - Directors continuing in office until 1999

GERRISH H. MILLIKEN  Director Emeritus of Milliken & Company, manufacturer of    1951
80             	     textile products;  director of Minot Mercantile Corporation
		                   and Woodbank Mills, Inc. (see note 11 to "Stock Ownership
                     of Management").

DAVID L. NICHOLS     Chairman of the Board and Chief Executive Officer of the    1992
56		                 Company; director of The Andersons, Inc., a diversified
		                   agribusiness and retailing company, and the Federal
                     Reserve Bank of Cleveland.

LAWRENCE R. PUGH     Chairman of VF Corporation, apparel manufacturer and        1996
56	            	     marketer; former Chief Executive Officer of VF
		                   Corporation; member of the Compensation Committee;
		                   director of Milliken & Company, manufacturer of textile
		                   products and UNUM Corporation, an insurance company.

	Class II -Directors continuing in office until 2000

H. KEITH H. BRODIE, M.D. President Emeritus of Duke University; member of the    1987
58			                    Audit, Compensation and Nominating Committees;
			                      director of Milliken & Company, manufacturer of
                     			 textile products.

MINOT K. MILLIKEN	   Director Emeritus of Milliken & Company,                    1943
82			                manufacturer of textile products; member of the
			                  Compensation Committee; director of Minot Mercantile
			                  Corporation and Woodbank Mills, Inc. (see note 11 to
			                  "Stock Ownership of Management").

ROGER K. SMITH		     Product Line Marketing Manager, Analog Devices, Inc.,       1991
38			                manufacturer of semiconductors; member of the
			                  Nominating Committee; director of Milliken & Company,
			                  manufacturer of textile products.


		STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	The following table sets forth information concerning beneficial owners of more than 5% of the Company's common stock, as reported by such beneficial owners:

Name and Address of     	Amount of Common Stock and
Beneficial Owner	      Nature of Beneficial Ownership   Percent of Class

Minot Mercantile Corporation		      10,484,875		               28.53
1209 Orange Street			                 Direct
Wilmington, Delaware  19801

Minot Mercantile Corporation		      14,896,521(b)		             40.54
  and others joint disclosure(a)      Direct and Indirect
c/o 1209 Orange Street
Wilmington, Delaware  19801

Scudder Kemper Investments, Inc.	   3,241,980(c)		               8.82
345 Park Avenue
New York, NY  10154
_________________________
(a)  Please see the notes following the Stock Ownership of Management Table for an explanation of this stock ownership. By definition of the Securities and Exchange Commission, the persons involved in this joint disclosure may be deemed to be "beneficial owners" of substantial quantities of this stock.  Except as otherwise set forth in this proxy statement, such persons disclaim admission of beneficial ownership of these securities.

(b) These shares include the shares reported directly above by Minot Mercantile Corporation and 27,413 shares (.07%) owned by Woodbank Mills, Inc., owner of 49.6% of the common stock of Minot Mercantile Corporation.

(c) Based upon information as of December 31, 1997 set forth in a Schedule 13G filing dated February 12, 1998. According to its filing, Scudder Kemper Investments, Inc., a registered investment adviser, has sole and shared voting power with respect to 755,255 and 2,284,830 of such shares, respectively, and sole and shared dispositive power with respect to 3,233,850 and 8,130 of such shares, respectively, which are held of record by its clients.

			  STOCK OWNERSHIP OF MANAGEMENT

			                           Amount of Common Stock
	  		    	                      Beneficially Owned
Name			                       Directly     Indirectly         Percent of Class
H. KEITH H. BRODIE, M.D.        1,000          none	                 *
JOHN A. HERDEG		                2,125 	        none	                 *
THOMAS J. MALONE		                600	         none		                *
GERRISH H. MILLIKEN	           378,037   (see notes 1 and 11)       1.30
			                         (see note 1)
			                            101,063
		                    (life interest in trusts)
MINOT K. MILLIKEN 	            400,119  	(see notes 2 and 11)	      2.33
	                     		    (see note 2)
	                              454,536
 		                   (life interest in trusts)
ROGER MILLIKEN		             4,220,254	  (see notes 3 and 11)	     11.81
		                     	    (see note 3)
		                             121,560
		                    (life interest in trusts)
DAVID L. NICHOLS		               7,812		       4,658		               *
			                         (see note 4)
LAWRENCE R. PUGH	 	                500       		 none		               *
FRANCIS G. RODGERS		             2,750	         none		               *
ROGER K. SMITH		                75,939	         none		               *
			                         (see note 5)
RANDOLPH L. BURNETTE		           2,250		       5,287	                *
		 	                        (see note 6)
WILLIAM A. CARR			               2,462		       1,190		               *
                    			     (see note 7)
JAMES M. McVICKER		              5,657		       1,690		               *
			                         (see note 8)
KATHRYN M. MULDOWNEY           		1,000		       1,115		               *
		                    	     (see note 9)
All Directors and
 Executive		                 4,488,085	    10,527,650		            40.86
  Officers	                 (see note 10)

*Less than one percent.

	There is included in the above figures, with respect to each director and executive officer listed (and all directors and executive officers as a group) the number of shares, if any, credited to each director's and executive officer's account in the Savings, Profit Sharing and Supplemental Retirement Plan and those held in the name of his or her spouse and their minor children. Each director and executive officer, however, disclaims any admission of beneficial ownership of any securities included herein held in the name of his or her spouse or their minor children.

Notes:	1. Gerrish H. Milliken is the beneficial owner of 378,037 shares of the common stock of the Company as a trustee of certain trusts.
	      2. Minot K. Milliken is the beneficial owner of 400,119 shares of the common stock of the Company as a trustee and an advisor of certain trusts.
	      3. Roger Milliken is the beneficial owner of 4,220,254 shares of the common stock of the Company as a trustee and an advisor of certain trusts.
	      4. Includes 5,000 shares which are subject to options presently exercisable or exercisable within 60 days.
	      5. Roger K. Smith is the beneficial owner of 65,803 shares of the common stock of the Company as a trustee of certain trusts.
	      6. Reflects 2,250 shares which are subject to options presently exercisable or exercisable within 60 days.
	      7. Includes 500 shares which are subject to options presently exercisable or exercisable within 60 days.
	      8. Includes 2,250 shares which are subject to options presently exercisable or exercisable within 60 days.
	      9. Reflects 1,000 shares which are subject to options presently exercisable or exercisable within 60 days.
	     10. Includes 12,500 shares which are subject to options presently exercisable or exercisable within 60 days.
	     11. Minot K. Milliken is the cousin of Roger Milliken and Gerrish H.
           Milliken, who are brothers.  The shares listed as beneficially owned by each of Gerrish H. Milliken, Minot K. Milliken and
           Roger Milliken include shares listed as beneficially owned by one or both of the other two.  The overall figures for all officers and directors as a group and the figures included below in this note eliminate the duplication of numbers and percentages of shares. Each of Gerrish H. Milliken, Minot K. Milliken and Roger
           Milliken may be deemed to be a controlling person of, and therefore may be deemed to be the beneficial owner of, and to share the power to direct the voting and/or the disposition of, common stock of the Company held by Minot Mercantile Corporation and Woodbank
           Mills, Inc.  Gerrish H. Milliken, Minot K. Milliken and Roger
           Milliken together with Minot Mercantile Corporation and Woodbank
           Mills, Inc. owned beneficially a maximum of 14,896,521 shares
           (40.54%) of the common stock of the Company.


                     BOARD COMMITTEES

	The Company's Board of Directors held eight regularly scheduled meetings during the last fiscal year. Each director attended at least 75% of all Board meetings and meetings of any committee of which he was a member. The Company has standing Audit, Compensation and Nominating Committees of the Board of Directors.

	The members of the Audit Committee are H. Keith H. Brodie, M.D.,
John A. Herdeg, Thomas J. Malone and Roger Milliken. The members of the Audit Committee met twice during the last fiscal year. The Audit Committee is responsible for engaging and discharging auditors; reviewing with the auditors and management the Company's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the independent auditors, upon completion of their audit, their report or opinion and any recommendations they may have for improving internal accounting controls, choice of accounting principles or management systems; and meeting with the Company's financial staff at least two times a year to discuss internal accounting and auditing procedures.

	The members of the Compensation Committee are H. Keith H. Brodie, M.D., Minot K. Milliken, Roger Milliken, Lawrence R. Pugh and Francis G. Rodgers. The Compensation Committee, which met three times during the last fiscal year, is responsible for reviewing the compensation of the Company's executive officers and recommending changes in such compensation.

	The members of the Nominating Committee are H. Keith H. Brodie, M.D., Roger Milliken and Roger K. Smith. The Nominating Committee met once during the last fiscal year. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meeting and candidates to fill board vacancies. The Nominating Committee will consider recommendations from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination, in writing, no later than December 31, 1998, to the Company's Secretary, 1100 North Market Street, Wilmington, Delaware 19801. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations.

            			OTHER EXECUTIVE OFFICERS

	In addition to the Chief Executive Officer, the Company's other executive officers include: James M. McVicker, 51, who was elected Senior
Vice President and Chief Financial Officer in December 1994 (Vice President and Chief Financial Officer in May 1993) and prior to that time was Treasurer or Assistant Treasurer from January 1990; Randolph L. Burnette, 56, who was elected Senior Vice President of Real Estate in April 1997 (Vice President of Real Estate in January 1995 and Vice President of Planning in March 1994) and prior to that time was Director of Merchandise Planning from August 1992; William A. Carr, 59, who was elected Secretary in June 1996 and Treasurer in March 1994 and prior to that time was Controller;
Kathryn M. Muldowney, 39, who was elected Vice President and Chief Information Officer in December 1996 and prior to that time was Controller from March 1994 and previously was Director of Strategic Planning from March 1993;
Louis L. Ripley, 46, who was elected Vice President of Human Resources in February 1996 and prior to that time was Director of Human Resources and Management Development from February 1994 and previously was Director of Human Resources; and Donald L. Radcliff, 43, who was elected Controller in December 1996 and prior to that time was Director of Accounting Operations from March 1994 and previously was Manager of Accounting Operations.

			MANAGEMENT REMUNERATION

	The Summary Compensation Table below shows compensation earned by or paid to the named executive officers (the Chief Executive Officer and the other four most highly compensated executive officers) for the three years ended January 31, 1998:

Summary Compensation Table:
                                   					                          	    Number of
            				        Fiscal			                                      Shares
Name and Principal		    Year			      	                Other Annual	    Underlying	   All Other
Position			             Ended	   Salary     Bonus	    Compensation	    Options		     Compensation(a)
David L. Nichols		     01/31/98   $839,846   $409,483		    $0           20,000		      $72,935
Chairman of the Board		02/01/97   $799,615   $520,749		    $0	           -0-		        $67,788
and Chief Executive
 Officer			            02/03/96   $725,385   $394,311		    $0	           -0-		        $58,925

James M. McVicker	 	   01/31/98   $424,942   $188,947		    $0	           9,000		      $24,500
Senior Vice President	 02/01/97   $409,769   $242,622		    $0	           -0-		        $23,084
and Chief Financial
 Officer		             02/03/96   $361,038   $219,655(b)	  $0	           -0-		        $19,833

Randolph L. Burnette		 01/31/98   $313,269   $140,043		    $0	           9,000		      $18,013
Senior Vice President	 02/01/97   $296,538   $177,528		    $0	           -0-		        $16,571
of Real Estate			      02/03/96   $274,231   $155,306		    $0	           -0-		        $13,672

William A. Carr		     	01/31/98   $255,000   $103,424		    $0	           2,000		      $14,343
Treasurer and          02/01/97   $255,000   $135,809		    $0	           -0-		        $12,067
Secretary				          02/03/96   $263,269   $ 74,025	    	$0	           -0-		        $11,275

Kathryn M. Muldowney		 01/31/98   $200,000   $ 81,117		    $0	           4,000		      $10,956
Vice President and 	   02/01/97   $182,116   $ 98,528		    $0	           -0-		        $10,488
Chief Information
Officer		              02/03/96   $140,769   $103,862		    $0	           -0-		        $ 6,925

(a) All Other Compensation is comprised of the Company's matching contributions under the Company's Savings, Profit Sharing and Supplemental Retirement Plan and the Company's Non-Qualified Savings, Profit Sharing and Supplemental Retirement Plan. Also includes $23,000, $24,000, and $21,000, paid to Mr. Nichols for Board of Directors' meetings during the fiscal years ended January 31, 1998, February 1, 1997, and February 3, 1996, respectively.

(b) Includes a special bonus in the amount of $25,000 for additional services recognized by the Board of Directors.

Option Grants Table

	The following table sets forth information regarding options granted during the fiscal year ended January 31, 1998 by the Company to each of the named executive officers:

                  			Number of	   % of Total					                           Potential Realizable Value at
			                  Securities	  Options						                             Assumed Annual Rates of Stock
			                  Underlying	  Granted to	    Exercise or			             Price Appreciation for
			                  Options		    Employees in	  Base Price	   Expiration	       Option Term(b)
			                  Granted(a)	  Fiscal Year	   (Per Share)	  Date		           5%		       10%
David L. Nichols	     20,000		     20.94%		       $48.06		      4/18/2007	   $ 604,494.00	  $1,531,905.00
James M. McVicker	     9,000		      9.42%		       $48.06		      4/18/2007	   $ 272,022.00	  $  689,357.00
Randolph L. Burnette	  9,000		      9.42%		       $48.06		      4/18/2007	   $ 272,022.00	  $  689,357.00
William A. Carr		      2,000		      2.09%		       $48.06		      4/18/2007	   $  60,449.00	  $  153,191.00
Kathryn M. Muldowney	  4,000		      4.19%		       $48.06		      4/18/2007	   $ 120,899.00	  $  306,381.00

_______________
(a) One-fourth of these options will vest on April 20, 1998, and an additional one-fourth will vest on April 20, 1999, April 18, 2000 and April 18, 2001.

(b) The potential realizable value of the options reported was calculated by assuming 5% and 10% compounded annual rates of appreciation of the common stock from the date of grant of the options until the expiration of the options, based on the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.


Fiscal Year End Option Value Table

	The following table sets forth information regarding the aggregate number and value of options held by the named executive officers as at January 31, 1998. No options were exercised by any of the named executive officers in 1997:

                         			Number of Shares		          Value of Unexercised
			                    Underlying Unexercised Options	  In-The-Money Options
			                        at January 31, 1998		       at January 31, 1998(1)
Name	                 		Exercisable	Unexercisable	   Exercisable	Unexercisable
David L. Nichols	          0	      	   20,000	           $0	 	    $ 228,800.00
James M. McVicker	         0		          9,000	           $0		     $ 102,960.00
Randolph L. Burnette	      0		          9,000	           $0		     $ 102,960.00
William A. Carr		          0		          2,000	           $0		     $  22,880.00
Kathryn M. Muldowney	      0		          4,000	           $0		     $  45,760.00
_______________
(1) The closing price for the Company's common stock on the New York Stock
    Exchange on January 30, 1998 was $59.50 per share.  Value is calculated on the basis of the difference between the respective option exercise prices and $59.50, multiplied by the number of shares of common stock underlying the respective options.

Report of the Compensation Committee

General.  The Compensation Committee of the Board of Directors
(the "Committee") is composed of five outside directors. The current members of the Committee are H. Keith H. Brodie, M.D., Minot K. Milliken, Roger Milliken, Lawrence R. Pugh and Francis G. Rodgers. As part of its duties, the Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers.

The Company's compensation program reflects the philosophy that executive compensation levels should be linked to Company performance and also be competitive within the retail industry. Historically, the Company has structured compensation principally through base annual salary and year-end bonuses. With the adoption of the Company's 1996 Stock Option Plan, the Company's compensation program now includes an equity incentive component.
The Committee recognizes that compensation in excess of $1 million paid to the Company's Chief Executive Officer does not presently qualify for deduction by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code, but believes that the non-deductible portion is not material. Moreover, the Committee believes that it is important to maintain the flexibility to compensate executive officers in a manner consistent with the stated philosophy of performance-linked and competitive compensation designed to maximize stockholder value, notwithstanding that some portion of such compensation may not be deductible by the Company.

Base Salaries. Base salaries for the Company's executives are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace. The Company seeks to target base salaries within the median salary level for comparable executive positions.

Annual Bonuses. The Company has a Pay-for-Performance year-end bonus program designed to reward management and other key executives for Company performance. Under the program, bonuses are awarded based upon the achievement of pre-defined Company and business unit performance measurements as determined by the Board. For 1997, with respect to each executive officer named in the Summary Compensation Table, bonuses were based on a weighted average performance barometer which included pre-tax store profits, total sales, inventory turnover and operating expense ratios. The bonuses reported in the Summary Compensation Table reflect the fact that the weighted average Company performance targets for 1997 were 91.20% achieved.

1996 Stock Option Plan. The 1996 Stock Option Plan (the "Stock Plan") is intended to enhance the Company's ability to attract and retain employees with valuable ability and experience and to furnish such personnel with incentives to improve operations and increase profits of the Company. In addition, options granted under the Stock Plan align the interests of executives with those of the stockholders, and thus provide the executives with additional incentive to maximize stockholder value. Options grants are made from time to time to executives whose contributions have or are expected to have a significant impact on the Company's long-term performance. The size of previous grants and the number of options held are not determinative of future grants. In 1997 options were granted to all seven of the Company's executive officers. Options are granted at a price equal to the fair market value of the Company's common stock on the date of grant, and, in general, vest in four equal increments over the four year period following the date of grant.

Compensation of the Chief Executive Officer. The compensation of David L. Nichols, Chairman of the Board and Chief Executive Officer of the Company, is determined in accordance with the criteria set forth above.

Mr. Nichols, who does not have an employment contract, received a salary increase in 1997 of approximately 5.0% to keep his salary within the median marketplace salary level for comparable executive positions and based on an evaluation of the other criteria set forth above under "Base Salaries." Mr. Nichols' bonus for 1997 was based upon the performance of the Company. As a participant in the Pay-for-Performance year-end bonus program, Mr. Nichols received a bonus for 1997 of $409,000, based on the achievement of 91.20% of the weighted average Company performance targets. In addition, Mr. Nichols was awarded options to purchase 20,000 shares of the Company's common stock under the Stock Plan.

	H. Keith H. Brodie, M.D.	         Minot K. Milliken	         Roger Milliken
			                  Lawrence R. Pugh		        Francis G. Rodgers

Performance Graph

Set forth below is a line graph comparing, over the last five fiscal years, the Company's cumulative total return to shareholders with (i) the Standard
& Poor's 500 Composite Stock Price Index and (ii) the Standard & Poor's Retail Department Stores Composite Index:

                 			Mercantile Stores Company, Inc.
		          Comparison of Five Year Cumulative Total Return*
		               February 1, 1993 Through January 31, 1998

Fiscal			                S&P Retail Department
Year	 Mercantile Stock       Store Composite      S&P 500 Composite Index
1992        $100.00               $100.00                  $100.00
1993        $116.72               $109.96                  $111.86
1994        $133.50               $101.07                  $112.48
1995        $146.29               $120.31                  $155.85
1996        $155.13               $128.02                  $196.86
1997        $192.36               $165.56                  $249.69

Pension Plans

	The Company has maintained a noncontributory Pension Plan since 1945 which has been amended from time to time. The Plan is funded through contributions by the Company to the Plan trustee or appreciation of existing Plan assets. All employees (including officers) with one year of employment during which at least 1,000 hours were worked and who meet certain age requirements are participants. Normal retirement eligibility occurs at age 65 for participants in the Plan; however, early retirement at a reduced monthly benefit is available to employees who have reached the age of 60 and have at least 5 years of service (as defined). The retirement benefit is in the form of a level monthly payment for life. The benefit for service from February 1, 1976 to February 3, 1996 was determined based on the addition of
 .875% of each year's compensation up to the year's Taxable Wage Base
(as defined) and 1.375% of compensation above such base up to, since 1989, the maximum annual limitation on compensation.

	The Plan was amended effective February 4, 1996 to provide pension benefits which are more commensurate with those prevalent in the competitive retail industry. The amendment adjusted the calculation formula for benefits earned after February 3, 1996. The new formula includes a 2-tier service breakpoint for calculation purposes. Under the amended Plan, benefits for associates with up to 20 years of enrollment (as defined) are based on
(i) .875% of annual compensation up to the year's Taxable Wage Base, plus (ii) 1.875% of compensation above such base up to a compensation level of twice the Taxable Wage Base, plus (iii) 3.0% of compensation above such doubled Taxable Wage Base up to the maximum annual limitation on compensation ($160,000 during 1997). For associates with more than 20 years of enrollment, benefits are based on (i) 1.0% of annual compensation up to the year's Taxable Wage Base, plus (ii) 2.5% of compensation above such base up to a compensation level of twice the Taxable Wage Base, plus (iii) 4.0% of compensation above such doubled Taxable Wage Base up to the maximum annual limitation on compensation.

	Benefits payable under the noncontributory Pension Plan are subject to maximum limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Payments to each employee, upon retirement, are made from a Trust Fund maintained by the trustee. The estimated annual benefits payable on normal retirement (without regard to maximum limitations under the Code) to the named executive officers are as follows: David L. Nichols, $673,509;
James M. McVicker, $470,206; Randolph L. Burnette, $236,635; William A. Carr, $140,281; and Kathryn M. Muldowney, $352,258.

	The Company also maintains a Nonqualified Salaried Pension Plan to provide benefits to employees in an amount equal to the amount by which an employee's benefits under the Pension Plan were reduced because of limitations imposed on tax exempt plans by the Internal Revenue Code. For the fiscal year ended January 31, 1998, there were charges against the earnings of the Company with respect to such plan for the named executive officers in the aggregate amount of $454,797.

Severance Protection Agreements

	The Company has entered into severance protection agreements with each of James M. McVicker, Randolph L. Burnette and Kathryn M. Muldowney (the "Executives") and David L. Nichols (the "CEO"). The agreements are designed to encourage the executives to carry out their duties with the Company in the event of a potential change in control of the Company.

	The agreements for the Executives provide that if within 24 months following a change in control (as defined in the agreements) of the Company, the Executive's employment is terminated either (i) by the Company for other than cause or disability or, (ii) by the Executive, for good reason, then such Executive will receive, in addition to base salary and bonus accrued through the date of termination, the greater of: (a) 2.99 times annual salary and bonus at the highest rate in effect during the one year period prior to the change in control less the cash compensation paid the Executive for services rendered from the date of change in control to the termination date, or (b) two weeks' compensation for every year of service with the Company at a level equal to salary and bonus at the highest rate in effect during the one year period prior to the change in control. The agreement with the CEO provides that if within 24 months following a change in control of the Company, the CEO's employment is terminated either (i) by the Company for other than cause or disability, or (ii) by the CEO for any reason whatsoever, then the CEO will receive in addition to base salary and bonus accrued through the date of termination, the greater of: (a) $2,997,075, or (b) 2.99 times his annual salary and bonus at the highest rate in effect during the one year period prior to the change in control. In addition, each Executive and the CEO is entitled to: (i) receive all employment benefits for the remainder of, in the case of the Executives, the 24 month period, and in the case of the CEO, the 36 month period, following the change in control; (ii) a lump sum payment equal to the present value of the amount by which retirement benefits would have been larger had, in the case of the Executives, an additional two years, and in the case of the CEO, an additional three years, of credited service been completed; and (iii) legal fees and expenses reasonably incurred in enforcing the agreements.

	The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation provided that such payments to the individual have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the Code. The agreements for the Executives provide that such severance payments shall be reduced to the extent necessary so that no such payments are subject to the excise tax. The CEO's agreement entitles him to receive an amount sufficient to offset any excise tax payable by the CEO pursuant to the provisions of the Code.

Directors' Compensation

	Directors who are not also officers of the Company receive $16,000 as yearly compensation. All directors receive a standard fee of $3,000 for each board meeting attended and $1,000 for each Committee meeting attended, plus the payment of expenses incurred in connection therewith. In addition, all members of each Committee receive $3,000 as yearly compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

	Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 (Annual Statement of Changes in Beneficial Ownership) filings were required, the Company believes that, with respect to the 1997 fiscal year, all required
Section 16(a) filings were timely made.

       			APPROVAL OF AUDITORS

	The auditors selected by the Board of Directors and being recommended to the stockholders for approval for the fiscal year ending January 30, 1999, are Arthur Andersen LLP who were likewise selected and approved for the previous fiscal year.

	Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting on May 27, 1998, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The following resolution concerning the appointment of independent auditors will be offered at the meeting:

	"RESOLVED, that the appointment by the Board of Directors of Arthur Andersen LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending January 30, 1999 is approved."

	Arthur Andersen LLP have been auditing the accounts of the Company and its subsidiaries for many years and are certified public accountants of the highest standing. That firm has no financial interest, direct or indirect, in the Company or any subsidiary and has had no connection with the Company or any subsidiary during the past three years, except the usual professional relationship between auditor and client.


    		TRANSACTIONS WITH MANAGEMENT AND OTHERS

	Milliken & Company, of which Roger Milliken is Chairman and Chief Executive Officer, Thomas J. Malone is President, Chief Operating Officer and a director, Minot K. Milliken and Gerrish H. Milliken are directors emeriti, and H. Keith H. Brodie, M.D., Lawrence R. Pugh, Francis G. Rodgers and
Roger K. Smith are directors, is one of the Company's suppliers of some types of merchandise. VF Corporation, of which Lawrence R. Pugh is Chairman of the Board and was formerly the Chief Executive Officer, also supplies the Company with some types of merchandise. Such purchases for resale and use by the Company and its subsidiaries are in the ordinary course of business at competitive prices and amounted to approximately $420,000 in the case of Milliken & Company and $61,955,000 in the case of VF Corporation during the last fiscal year.


    		STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

	Stockholder proposals for inclusion in Proxy materials for the 1999 Annual Meeting should be addressed to the Company's Secretary, 1100 North Market Street, Wilmington, Delaware 19801, and must be received before December 31, 1998.



	The Board of Directors knows of no matters other than the foregoing to come before the annual meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.


Dated:  Wilmington, Delaware, April 24, 1998.

					By Order of the Board of Directors,

					William A. Carr, Secretary




				PROXY CARD

(Front)

MERCANITLE STORES COMPANY, INC.

(Company Logo) Proxy Solicited by the Board of Directors for Annual Meeting,
               May 27, 1998.


	The undersigned hereby appoints David L. Nichols, James M. McVicker and Wiiliam A. Carr the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Annual Meeting of Stockholders of Mercantile Stores Company, Inc. to be held on May 27, 1998, and any adjourment, the shares of stock which the undersigned would be entitled to vote thereat upon all matters properly brought the meeting. This card also provides instructions to the trustee of the Company's Savings, Profit Sharing and Supplemental Retirement Plan with respect to shares held by the trustee for Plan participants.


Dated:__________________,1998


Signature of Stockholder

This Proxy Must be Signed Exactly
   as Named Appears Hereon

Executors, administrators, trustees, etc., should give full title as such. For joint accounts, each owner should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. (over)



Please mark vote in the oval in the following manner using dark ink only.


Board of Directors Recommends a Vote FOR Proposals 1 and 2

				For 	Withheld     For All Except Nominee(s)
			        All     For All 	Written Below:
1. ELECTION OF DIRECTORS.
   The nominees are:
    John A. Herdeg; Thomas J.
    Malone; Roger Milliken;
    Francis G. Rodgers

2. Proposal to approve the
   the appointment of Arthur
   Andersen LLP as
   independent auditors.

This proxy when properly executed will be voted in the will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

The proxies are autiorized to vote in their discretion upon such other matters as may properly come before the meeting.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.